Exhibit 99.1

Aethlon Medical Announces Effectiveness of Reverse Stock Split

SAN DIEGO, April 14, 2015 /PRNewswire/ --Aethlon Medical, Inc. (OTCQB:AEMD), a pioneer in developing targeted therapeutic devices to address infectious diseases and cancer, announced today that its previously disclosed 1-for-50 reverse stock split is effective as of today, April 14, 2015, and that the Company's common stock will begin trading on a split-adjusted basis when the market opens today. The Company’s common stock will trade on a split-adjusted basis under the temporary symbol "AEMDD," with the "D" appended to signify that the reverse stock split has occurred. The trading symbol will revert to "AEMD" after approximately 20 trading days.

The reverse split reduces the number of shares of the Company's common stock outstanding from approximately 332 million to approximately 6.7 million. Proportional adjustments were made to the Company's authorized shares, and will be made to the terms and exercise price of outstanding options and warrants, as well as the conversion terms of the Company’s outstanding convertible notes. Any fractional shares resulting from the reverse stock split will be rounded up to the next whole share. The par value of the Company's common stock will remain at $0.001 per share after the reverse stock split. The new CUSIP number for the Company's common stock following the reverse stock split is 00808Y208.

INFORMATION FOR STOCKHOLDERS

Stockholders who have existing stock certificates will receive written instructions by mail from the Company's transfer agent, Computershare. Stockholders who hold their shares in brokerage accounts or "street name" are not required to take any action to effect the exchange of their shares. Such stockholders will be contacted by their brokers with instructions.

About Aethlon Medical, Inc.

Aethlon Medical creates medical devices that target unmet therapeutic needs in infectious disease and cancer.  The company's lead product is the Aethlon Hemopurifier®, a first-in-class device that selectively targets the rapid elimination of circulating viruses and tumor-secreted exosomes that promote cancer progression.  Exosome Sciences, Inc. is a majority owned subsidiary that is advancing exosome-based products to diagnose and monitor cancer, infectious disease and neurological disorders. Additional information can be found online at www.AethlonMedical.com and connect with the Company on Twitter, LinkedIn, Facebook and Google+.

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Certain statements herein may be forward-looking and involve risks and uncertainties.  Such forward-looking statements involve assumptions, known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Aethlon Medical, Inc. to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such potential risks and uncertainties include, without limitation, that Exosome Sciences, Inc. will not be able to commercialize its future products, including any that can be described as a liquid biopsy, that the FDA will not approve the initiation of the Company's future clinical programs or provide market clearance of the Company's products, future human studies, whether revenue or non-revenue generating, of the Aethlon ADAPT™ system or the Aethlon Hemopurifier® as an adjunct therapy to improve patient responsiveness to established cancer or hepatitis C therapies or as a standalone cancer or hepatitis C therapy or as a broad spectrum defense against viral pathogens, including Ebola, the Company's ability to raise capital when needed, the Company's ability to complete the development of its planned products, the Company's ability to manufacture its products, either internally or through outside companies, and provide its services, the impact of government regulations, patent protection on the Company's proprietary technology, the ability of the Company to meet the milestones contemplated in the DARPA contract, product liability exposure, uncertainty of market acceptance, competition, technological change, and other risk factors. In such instances, actual results could differ materially as a result of a variety of factors, including the risks associated with the effect of changing economic conditions and other risk factors detailed in the Company's Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

James A. Joyce
Chairman and CEO
(Office) 858.459.7800 x301

(Cell) 619-368-2000
jj@aethlonmedical.com

Jim Frakes
Chief Financial Officer
858.459.7800 x300
jfrakes@aethlonmedical.com

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